September 2026

Pricing Supplement No. 18,636

Registration Statement Nos. 333-293641; 333-293641-01

Dated September 18, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.

￭Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. Instead, the securities provide for a maturity payment that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing underlying from its starting level to its ending level.

￭Automatic Call. The securities will be automatically called if the closing level of the lowest performing underlying on the call date is greater than or equal to its starting level for a call payment equal to the face amount plus the call premium of 18.00% of the face amount. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

￭If the ending level of the lowest performing underlying is greater than or equal to its starting level, you will receive a maturity payment amount equal to the face amount plus a positive return equal to the greater of (i) a contingent minimum return of 30% of the face amount and (ii) 100% of the percentage increase in the ending level of the lowest performing underlying from its starting level.

￭If the ending level of the lowest performing underlying is less than its starting level, but greater than or equal to 70% of its starting level, which we refer to as the threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level, and you will lose more than 30%, and possibly all, of your initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose your entire investment.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the closing level of each underlying is greater than or equal to its starting level on the call date or maturity payment amount greater than the face amount if the ending level of each underlying is greater than or equal to its starting level on the calculation day.

￭Because all payments on the securities are based on the lowest performing of the underlyings, a decline in level of more than 30% by any underlying will result in a loss on your investment, even if the other underlyings have appreciated or have not declined as much.

￭If the securities are automatically called prior to maturity, investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the underlyings.

The current estimated value of the securities is $958.90 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(2)
Per security	$1,000	$25.75	$974.25
Total	$1,098,000	$28,273.50	$1,069,726.50

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	September 21, 2029, subject to postponement if the calculation day is postponed
Underlyings:	Nasdaq-100 Index® (the “NDX Index”), S&P 500® Index (the “SPX Index”) and EURO STOXX 50® Index (the “SX5E Index”)
Automatic call:

If, on the call date, the closing level of the lowest performing underlying is greater than or equal to its starting level, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the closing level of any underlying is less than its starting level on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing level of the lowest performing underlying on the call date significantly exceeds its starting level. If the securities are automatically called, you will not participate in any appreciation of any underlying.

Call payment:

The call payment will be an amount in cash per face amount of $1,180, which corresponds to a call premium of 18.00% of the face amount.

No further payments will be made on the securities once they have been called.

Call date:	September 23, 2027*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending level of the lowest performing underlying is greater than or equal to its starting level: $1,000 plus the greater of:

(i) the contingent minimum return; and

(ii) $1,000 × index return of the lowest performing underlying × upside participation rate

￭if the ending level of the lowest performing underlying is less than its starting level but greater than or equal to its threshold level:

$1,000

￭if the ending level of the lowest performing underlying is less than its threshold level:

$1,000 + ($1,000 × index return of the lowest performing underlying)

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Contingent minimum return:	30% of the face amount ($300 per security). The contingent minimum return is payable only if the ending level of the lowest performing underlying is greater than or equal to its starting level.
Starting level:

With respect to the NDX Index: 29,644.17, which is the closing level on the pricing date

With respect to the SPX Index: 7,650.50, which is the closing level on the pricing date

With respect to the SX5E Index: 6,236.20, which is the closing level on the pricing date

Ending level:	With respect to each underlying, the closing level on the calculation day
Upside participation rate:	100%
Threshold level:

With respect to the NDX Index: 20,750.919, which is equal to 70% of the starting level

With respect to the SPX Index: 5,355.35, which is equal to 70% of the starting level

With respect to the SX5E Index: 4,365.34, which is equal to 70% of the starting level

Calculation day:	September 18, 2029*, subject to postponement for non-trading days and certain market disruption events.
Lowest performing underlying:	The underlying with the lower index return
Index return:	With respect to each underlying, (ending level – starting level) / (starting level)
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.

September 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Pricing date:	September 18, 2026
Original issue date:	September 23, 2026 (3 business days after the pricing date)
CUSIP / ISIN:	61781LEJ5 / US61781LEJ52
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

September 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $958.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount, contingent minimum return and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

September 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029 (the “securities”) may be appropriate for investors who:

￭if the securities are not automatically called prior to maturity, seek a contingent minimum return if the ending level of the lowest performing underlying is greater than or equal to its starting level and full exposure to the upside performance of the lowest performing underlying above the contingent minimum return

￭believe that the closing level of each underlying will be greater than or equal to its starting level on the call date;

￭seek the potential for a fixed return if the level of each underlying has appreciated at all as of the call date in lieu of the contingent minimum return or full participation in any potential appreciation of any underlying;

￭understand that if the closing level of any underlying is less than its starting level on the call date and the ending level of any underlying is less than its starting level on the calculation day, they will not receive any positive return on their investment in the securities, and that if the level of any underlying on the calculation day has declined by more than 30% from its starting level, they will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

￭understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on the call date or, if the securities are not automatically called prior to maturity, on the calculation day, and that they will not benefit in any way from the performance of the better performing underlying on either date;

￭understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭understand and are willing to accept the full downside risks of each underlying;

￭are willing to forgo interest payments on the securities and dividends on the securities included in the underlyings; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭believe that the closing level of each underlying will be less than its starting level on the call date or the calculation day;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the closing level of any underlying is less than its starting level on the call date and, if the securities are not automatically called prior to maturity, the calculation day, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the level of the lowest performing underlying on the calculation day may decline by more than 30% from its starting level to its ending level, in which case they will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

￭seek current income;

￭are unwilling to accept the risk of exposure to the underlyings;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Nasdaq-100 Index® Overview,” “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview” below.

September 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

September 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting level to its closing level on the call date or the calculation day, as applicable.

Call date
Hypothetical Maturity Payment Amount
Lowest Performing Underlying
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Contingent Minimum Return of $300
Call Date (Call Premium: 18.00%)
$1,000 Face Amount
30% Contingent Downside Protection
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
Hypothetical Percentage Change in the Closing Level of the Lowest Preforming Underlying on the Call Date or the Calculation Day

September 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the closing level of each underlying on the call date, and the maturity payment amount will be determined by reference to the closing level of each underlying on the calculation day. The actual starting levels and threshold levels are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Call payment:

The call payment will be an amount in cash per face amount (corresponding to a return of approximately 18.00% of the face amount), as follows:

●Call date: $1,180

No further payments will be made on the securities once they have been called.

Hypothetical starting level:	With respect to the NDX Index: 100.00 With respect to the SPX Index: 100.00
With respect to the SX5E Index: 100.00
Hypothetical threshold level:	With respect to the NDX Index: 70.00, which is 70% of the hypothetical starting level With respect to the SPX Index: 70.00, which is 70% of the hypothetical starting level
With respect to the SX5E Index: 70.00, which is 70% of the hypothetical starting level
Contingent minimum return:	30% of the face amount

* The hypothetical starting level of $100.00 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels and threshold levels are set forth under “Final Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Date	NDX Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Payment (per Security)
Call date	150.00 (greater than or equal to the starting level)	125.00 (greater than or equal to the starting level)	115.00 (greater than or equal to the starting level)	$1,180

In this example, on the call date, the closing level of each underlying is greater than or equal to its starting level. Therefore, the securities are automatically called on the call settlement date. Investors will receive a payment of $1,180 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

September 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

How to calculate the payment investors will receive at maturity:

In the following examples, the closing level of one or more underlyings is less than its starting level on the call date, and, consequently, the securities are not automatically called prior to maturity.

	NDX Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Maturity Payment Amount (per Security)
Example 1	160.00 (greater than the starting level)	170.00 (greater than the starting level)	180.00 (greater than the starting level)	$1,000 + the greater of (i) the contingent minimum return; and (ii) ($1,000 × index return of the lowest performing underlying × upside participation rate) = $1,000 + ($1,000 × 60% × 100%) = $1,600
Example 2	120.00 (greater than the starting level)	110.00 (greater than the starting level)	115.00 (greater than the starting level)	$1,000 + the greater of (i) the contingent minimum return; and (ii) ($1,000 × index return of the lowest performing underlying × upside participation rate) = $1,000 + ($300) = $1,300
Example 3	150.00 (greater than the starting level)	90.00 (less than the starting level but greater than or equal to the threshold level)	120.00 (greater than the starting level)	$1,000
Example 4	40.00 (less than the threshold level)	105.00 (greater than the starting level)	110.00 (greater than the starting level)	$1,000 + ($1,000 × index return of the lowest performing underlying) = $1,000 + ($1,000 × -60%) = $400
Example 5	50.00 (less than the threshold level)	20.00 (less than the threshold level)	40.00 (less than the threshold level)	$1,000 + ($1,000 × -80%) = $200

In example 1, the ending level of each underlying is greater than its starting level, and the lowest performing underlying has appreciated by more than 30%. The NDX Index has appreciated by 60%, the SPX Index has appreciated by 70% and the SX5E Index has appreciated by 80%. Therefore, investors receive at maturity the face amount plus a return reflecting 100% of the appreciation of the lowest performing underlying. Investors receive $1,600 per security at maturity.

In example 2, the ending level of each underlying is greater than its starting level, and the lowest performing underlying has not appreciated by more than 30%. Therefore, investors receive at maturity the face amount plus the contingent minimum return. Investors receive $1,300 per security at maturity.

In example 3, the ending levels of two underlying are greater than their starting levels, but the ending level of the other underlying is less than its starting level. Because the ending level of the lowest performing underlying is less than its starting level but greater than or equal to its threshold level, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

In example 4, the ending levels of two underlying are greater than their starting levels, but the ending level of the other underlying is less than its threshold level. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is less than the face amount of the securities, even though the value of one underlying has increased from its starting level. The maturity payment amount is $400 per security, representing a loss of 60% on your investment over the 3-year term of the securities.

In example 5, the ending level of each underlying is less than its threshold level. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $200 per security, representing a loss of 80% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending level of ANY underlying is less than its threshold level on the calculation day, you will be fully exposed to the decline in the closing level of the lowest performing underlying. You may lose more than 30%, and possibly all, of your investment.

September 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its threshold level, you will lose more than 30%, and possibly all, of your investment.

￭If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the closing level of each underlying is greater than or equal to its starting level on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of any underlying, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the lowest performing underlying had the securities not been automatically called and instead remained outstanding until maturity.

￭Your ability to receive the contingent minimum return may terminate on the calculation date. If the ending level of the lowest performing underlying is less than its starting level, you will not be entitled to receive the contingent minimum return at maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its starting level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of such underlyings, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on historical performance. If the securities are not automatically called prior to maturity and the ending level of any underlying is less than its threshold level, you will be exposed to any decline in the closing level of the lowest performing underlying in excess of 30%. See “Nasdaq-100 Index® Overview,” “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any

September 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your

September 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the threshold levels, the ending levels, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a ending level of an underlying in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the call date so that the securities are automatically called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the calculation day so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call payment, the closing level of each underlying must be greater than or equal to its starting level on the call

September 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

date. In addition, if the securities have not been called prior to maturity and the value of any underlying has declined to below its threshold level as of the calculation day, you will be fully exposed to the decline in the lowest performing underlying from its starting level, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 70% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the ending level of any underlying will decline to below 70% of its starting level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the value of each underlying must be greater than or equal to its starting level on the call date in order for the securities to be called prior to maturity, the securities are less likely to be called on the call settlement date than if the securities were linked to just one underlying.

￭Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying, the maturity payment amount on the securities will be an amount based on the closing prices at maturity of the securities composing the underlying at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying last in effect prior to discontinuance of the underlying.

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

September 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDX Index for the period from January 1, 2021 through September 18, 2026. The closing level of the NDX Index on September 18, 2026 was 29,644.17. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical levels of the NDX Index as an indication of future performance, and no assurance can be given as to the closing level of the NDX Index at any time, including on the call date or the calculation day.

Nasdaq-100 Index® Daily Closing Levels January 1, 2021 to September 18, 2026

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

September 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPX Index for the period from January 1, 2021 through September 18, 2026. The closing level of the SPX Index on September 18, 2026 was 7,650.50. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical levels of the SPX Index as an indication of future performance, and no assurance can be given as to the closing level of the SPX Index at any time, including on the call date or the calculation day.

S&P 500® Index Daily Closing Levels January 1, 2021 to September 18, 2026

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

September 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders, in terms of free float market capitalization, among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The underlying index publisher with respect to the EURO STOXX 50® Index is STOXX® Limited, or any successor thereof. The EURO STOXX 50® Index was first published on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The component stocks of the EURO STOXX 50® Index have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SX5E Index for the period from January 1, 2021 through September 18, 2026. The closing level of the SX5E Index on September 18, 2026 was 6,236.20. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical levels of the SX5E Index as an indication of future performance, and no assurance can be given as to the closing level of the SX5E Index at any time, including on the call date or the calculation day.

EURO STOXX 50® Index Daily Closing Levels January 1, 2021 to September 18, 2026

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

September 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in

September 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

September 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due September 21, 2029

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

September 2026 Page 19